                                                                   Exhibit 99.1

                            Capital Properties, Inc.
                                 100 Dexter Road
                            East Providence, RI 02914
                               Tel: (401) 435-7171
                               Fax: (401) 435-7179

                                  PRESS RELEASE

                                 March 17, 2005

Capital Properties, Inc. Announces Sale of Parking Garage

East Providence,  Rhode Island:  Capital  Properties,  Inc. (AMEX: Symbol "CPI")
announced that the Company  completed the sale of the parking garage adjacent to the train station in downtown Providence, Rhode Island to an entity in which the former  tenant and operator of the garage is a  participant  for  $2,500,000  in cash. The Company has owned the parking garage since 1988. At the same time, the
Company  entered  into a 99-year  ground lease of the  underlying  land with the buyer at an  initial  ground  rent of  $100,000  per year  subject  to  periodic adjustment.  As is the case with other Capital  Center tenants of CPI, under the lease the buyer is responsible for all real estate taxes and assessments and for maintaining and insuring the property.

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Certain   written   statements   made  in  this  press  release  may  contain
"forward-looking  statements,"  which  represent the Company's  expectations  or beliefs  concerning  future  events.  Certain  risks,  uncertainties  and  other important  factors  are  detailed  in  reports  filed  by the  Company  with the
Securities and Exchange Commission,  including Forms 8-K, 10-KSB and 10-QSB. The
Company  cautions  that these  statements  are further  qualified  by  important factors that could cause actual results to differ  materially  from those in the forward-looking statements.

CONTACT:

Barbara J. Dreyer
Treasurer
(401) 435-7171